Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan of Palantir Technologies Inc. of our reports dated February 21, 2023, with respect to the consolidated financial statements of Palantir Technologies Inc. and the effectiveness of internal control over financial reporting of Palantir Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

February 21, 2023